         CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of July 14, 1999, is by and between Rehabilicare Inc., a Minnesota corporation (the "Borrower"), and U.S. Bank National Association, a national banking association (the "Bank").

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 DEFINED TERMS. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACQUISITION INDEBTEDNESS": The balance sheet amount of any Indebtedness incurred by the Borrower or any of its Subsidiary in connection with the Transaction or any other Permitted Acquisition transaction including obligations or Indebtedness that do not constitute interest-bearing Indebtedness such as, but not limited to, any obligation or Indebtedness arising from a covenant- not-to -compete, consulting agreement, employment agreement or other consideration payable to the seller of any business or any of its officers, shareholders, directors or affiliates.

         "ADJUSTED EBITDA": For any period, the sum of: (a) the Adjusted Net Income for such period; PLUS (b) the sum of the following amounts deducted in arriving at the Net Income included in such Adjusted Net Income (but without duplication for any item): (i) Interest Expense; (ii) depreciation and amortization; and (iii) income taxes.

         "ADJUSTED EURODOLLAR RATE": Applicable to a Eurodollar Rate Loan Unit during its Interest Period, the rate (rounded upward, if necessary, to the next higher one-hundredth of one percent) determined by dividing the Eurodollar Rate for the relevant Interest Period by 1.00 MINUS the Eurodollar Reserve Percentage.

         "ADJUSTED NET INCOME": For any period, the Borrower's Net Income for such period but excluding therefrom non-operating gains and losses (including extraordinary gains and losses, gains and losses from discontinuance of operations and gains and losses arising from the sale of assets other than Inventory) during such period.

         "ADVERSE EVENT": The occurrence of any event that would have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries (taken as a whole on a consolidated basis) or on the ability of any Loan Party to perform its obligations under the Loan Documents to which such Loan Party is a party.

         "AGREEMENT": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "APPLICABLE MARGIN": At any date of determination, the percentage indicated below in accordance with the Cash Flow Leverage Ratio at such date:


      WHEN THE CASH FLOW                     THE                 FOR THE TERM         FOR REVOLVING CREDIT
        LEVERAGE RATIO                   APPLICABLE                  LOAN                     LOANS
              IS                           MARGIN                     IS                        IS
      ------------------                 ----------              ------------         --------------------
Greater than 2.5 to 1.0          Reference Rate Loan Units     0.50% per annum          0.25% per annum

                                 Eurodollar Rate Loan Units    2.75% per annum          2.50% per annum
Greater than 2.0 to 1.0          Reference Rate Loan Units     0.25% per annum          0.00% per annum
but less than or equal to
2.5 to 1.0

                                 Eurodollar Rate Loan Units    2.50% per annum          2.25% per annum
Greater than 1.5 to 1.0          Reference Rate Loan Units     0.00% per annum          0.00% per annum
but less than or equal to
2.0 to 1.0

                                 Eurodollar Rate Loan Units    2.25% per annum          2.00% per annum
Less than or equal to            Reference Rate Loan Units     0.00% per annum          0.00% per annum
1.5 to 1.0

                                 Eurodollar Rate Loan Units    2.00% per annum          1.75% per annum

The Applicable Margin on the Closing Date for: (a) the Term Loan is 0.50% per annum with respect to Reference Rate Loan Units and 2.75 % per annum with respect to Eurodollar Rate Loan Units; and (b) the Revolving Loans is 0.25% per annum with respect to Reference Rate Loan Units and 2.50 % per annum with respect to Eurodollar Rate Loan Units and the Applicable Margin shall continue at those percentages until changed in accordance with the terms of this definition. The Cash Flow Leverage Ratio and the Applicable Margin will be determined at each Quarterly Measurement Date, commencing with Quarterly Measurement Date occurring on September 30, 1999, as calculated from the financial statements and Compliance Certificate delivered by the Borrower pursuant to Sections 8.1(b) and 8.1(c). Any increase or decrease in the Applicable Margin shall apply to all then existing or thereafter arising Loan Units and shall become effective as of the first day of the third month of each fiscal quarter of the Borrower, commencing December 1, 1999, and shall continue to be effective until subsequently changed in accordance with this definition; PROVIDED, HOWEVER, if the financial statements required by
SECTION 8.1(b) and Compliance Certificate required by SECTION 8.1(c), are not delivered in the time periods provided therein, the Cash Flow Leverage Ratio for any Quarterly Measurement Date will be deemed to be greater than 2.5 to 1.0.

         "BANK": As defined in the preamble hereto.

         "BORROWER": As defined in the preamble hereto.

         "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

         "CAPITAL EXPENDITURE": Any amount debited to the fixed asset account on the Borrower's consolidated balance sheet in accordance with GAAP in respect of the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or capitalized leaseholds.

         "CAPITALIZED LEASE": Any lease which, in accordance with GAAP, is capitalized on the books of the lessee.

         "CASH FLOW LEVERAGE RATIO": At any Quarterly Measurement Date, the ratio of: (a) the Total Debt at such date; to (b) Pro Forma Adjusted EBITDA for the Measurement Period ending at such date.

         "CHANGE OF CONTROL": The occurrence after the date of this Agreement of any single event (or related series of events) where a majority of the members of the Borrower's board of directors as of the date of such single event (or the date of the first of a related series of events) cease to be members of the Borrower's board of directors.

         "CLOSING DATE": The date on which the initial Revolving Loans and the Term Loan are made after the satisfaction of all conditions precedent specified in ARTICLE VI.

         "CODE": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         "COLLATERAL": Any property in which the Bank has been granted a Lien pursuant to any Loan Document.

         "COMMITMENT": The agreement of the Bank to make the Loans.

         "COMPEX": Compex SA, a Swiss corporation.

         "COMPLIANCE CERTIFICATE": As defined in SECTION 8.1(c).

         "CONTINGENT OBLIGATIONS:" With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise; (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or
(d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

         "DEFAULT": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         "DEFAULT RATE": The rate applicable to Reference Rate Loan Units determined in accordance with SECTION 3.1(a)(ii).

         "DOMESTIC ADJUSTED EBITDA": For any Measurement Period, the Adjusted EBITDA for such Measurement Period adjusted to exclude therefrom any income or expense item attributable to any Foreign Subsidiary.

         "DOMESTIC CASH FLOW LEVERAGE RATIO": At any Quarterly Measurement Date occurring on or after June 30, 2000, the ratio of: (a) the difference between: (i) Total Debt; MINUS (ii) the Capitalized Leases included therein that constitute only the Indebtedness of the Foreign Subsidiaries; to (b) the Domestic Pro Forma Adjusted EBITDA for the Measurement Period ending at such Quarterly Measurement Date.

         "DOMESTIC FIXED CHARGE COVERAGE RATIO": At any Quarterly Measurement Date occurring on or after June 30, 2000, the ratio of: (a) the sum of: (i) the Borrower's Domestic Adjusted EBITDA for the Measurement Period ending at such date; PLUS (ii) the Operating Lease Payments made by the Borrower and its Domestic Subsidiaries, but not by any Foreign Subsidiary, during such Measurement Period and deducted from the Net Income used in calculating such Domestic Adjusted EBITDA; MINUS (iii) the Capital Expenditures made by the Borrower or its Domestic Subsidiaries, but not by any Foreign Subsidiary, during such Measurement Period; MINUS (v) the Permitted Distributions made by the Borrower, but not by any Foreign Subsidiary, pursuant to SECTION 9.15 during such Measurement Period; to (b) the sum of: (i) the Interest Expense for such Measurement Period; PLUS (ii) the Mandatory Principal Payments for such Measurement Period; PLUS (iii) the Operating Lease Payments scheduled to have been paid by the Borrower or its Domestic Subsidiaries, but not by any Foreign Subsidiary, during such Measurement Period.

         "DOMESTIC PRO FORMA ADJUSTED EBITDA": For any Measurement Period, the Pro Forma Adjusted EBITDA for such Measurement Period adjusted to exclude therefrom any income, pro forma income, expense or pro forma expense item attributable to any Foreign Subsidiary.

         "DOMESTIC SUBSIDIARY": Any Subsidiary of the Borrower which is not a "controlled foreign corporation" as defined in Code Section 957(a).

         "EBITDA": For any period, the sum of: (a) the Net Income for such period; PLUS (b) the sum of the following amounts deducted from such Net
Income: (i) Interest Expense; (ii) depreciation and amortization; and (iii) income taxes.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with regulations thereunder.

         "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower or any of its Subsidiaries is a member and which is treated as a single employer under
Section 414 of the Code.

         "EURODOLLAR BUSINESS DAY": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

         "EURODOLLAR RATE": Applicable to determining the Adjusted Eurodollar Rate for a Eurodollar Rate Loan Unit during its Interest Period, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or, if lower, the Bank may substitute the per annum Eurodollar interest rate (LIBOR) for United States Dollars displayed on the Telerate Page at such time, or, if neither the Reuters Screen LIBO Page or the Telerate Page are published at the time, the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose or, if no such published service is available, based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in immediately available funds on the first day of such Interest Period in an amount approximately equal to the principal balance to be outstanding on such Eurodollar Rate Loan Unit (rounded upward, if necessary, to the nearest 1/16 of 1 %). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service) for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits. "Telerate Page" means the display designated as Telerate page 3750 on the Telerate, Inc. Telerate Service (or such other page as may replace such Telerate Page 3750 on that service) for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits.

         "EURODOLLAR RATE LOAN UNIT": Each portion of any Loan designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under SECTION 2.4.

         "EURODOLLAR RESERVE PERCENTAGE": Applicable in determining the Adjusted Eurodollar Rate for a Eurodollar Rate Loan Unit during its Interest Period, as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement for the Bank with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate of Eurodollar Rate Loan Units is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). Any rate of interest based on the Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT": Any event described in SECTION 10.1 which has not been cured to the satisfaction of, or waived by, the Bank in accordance with SECTION 11.1.

         "EXCESS CASH FLOW": For any of the Borrower's fiscal years, an amount equal to the sum of: (a) the Borrower's EBITDA for such fiscal year; MINUS (b) the sum of the following amounts included in such EBITDA: (i) the Interest Expense that was actually paid in cash by the Borrower during such fiscal year; and (ii) income taxes that were actually paid in cash by the Borrower during such fiscal year; MINUS (c) the Mandatory Principal Payments scheduled to have been paid during such fiscal year; MINUS (d) the lesser of:
(i) Capital Expenditures made by the Borrower or its Subsidiaries during such fiscal year; or (ii) $750,000.00; MINUS (e) the sum of the following Permitted Distributions made pursuant to SECTION 9.15 during such fiscal year: (i) the Permitted Distributions made by the Borrower; PLUS (ii) the portion of any Permitted Distribution made by any of the Borrower's Subsidiaries to the holders of minority-interests in such Subsidiary.

         "FEDERAL RESERVE BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

         "FIXED CHARGE COVERAGE RATIO": At any Quarterly Measurement Date, the ratio of: (a) the sum of: (i) the Borrower's Adjusted EBITDA for the Measurement Period ending at such date; PLUS (ii) the Operating Lease Payments made by the Borrower during such Measurement Period and deducted from the Net Income used in calculating such Adjusted EBITDA; MINUS (iii) the Capital Expenditures made by the Borrower or its Subsidiaries during such Measurement Period; MINUS (v) the sum of the following Permitted Distributions made pursuant to SECTION 9.15 during such fiscal year: (A) the Permitted Distributions made by the Borrower; PLUS (B) the portion of any Permitted Distribution made by any of the Borrower's Subsidiaries to the holders of minority-interests in such Subsidiary; to (b) the sum of: (i) the Interest Expense for such Measurement Period; PLUS (ii) the Mandatory Principal Payments for such Measurement Period;

PLUS (iii) the Operating Lease Payments scheduled to have been paid during such Measurement Period.

         "FOREIGN SUBSIDIARY": Any Subsidiary of the Borrower which is a "controlled foreign corporation" as defined in Code Section 957(a).

         "GAAP": Generally accepted accounting principles as in effect from time to time including, without limitation, applicable statements, bulletins and interpretations of the Financial Accounting Standards Board and applicable bulletins, opinions and interpretations issued by the American Institute of Certified Public Accountants or its committees.

         "INDEBTEDNESS": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except for any Trade Account Payable provided that any Trade Account Payable which accrues interest or any portion of which is allocable to interest in accordance with GAAP shall be deemed to constitute Indebtedness; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit; and (g) all Rate Protection Obligations. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness is non-recourse to such Person.

         "INTEREST EXPENSE": For any period, the aggregate interest expense (including capitalized interest) of the Borrower for such period including, without limitation, the interest portion of any Capitalized Lease; PROVIDED, HOWEVER, that the foregoing shall be adjusted to reflect only the net effect of any interest rate swap, interest hedging transaction, or other similar arrangement entered into by the Borrower in order to reduce or eliminate variations in its interest expenses.

         "INTEREST PERIOD": For any Eurodollar Rate Loan Unit, the period which shall begin on (and include) the date of the initial borrowing date of such Eurodollar Rate Loan Unit or the date of the conversion of any Reference Rate Loan Unit into a Eurodollar Rate Loan Unit or the date of the continuation of a Eurodollar Rate Loan Unit as a Eurodollar Rate Loan Unit upon the termination of the Interest Period then applicable thereto and, unless the final maturity of such Eurodollar Rate Loan Unit is accelerated, shall end on (but exclude) the date which is one, two, or three or six months thereafter selected by the Borrower; PROVIDED, HOWEVER, that:

                  (a) any such Interest Period which would otherwise end on a day not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless such extension would cause the last day of such Interest Period to fall in the next following calendar month, in which event the last day of such Interest Period for such Eurodollar Rate Loan Unit shall occur on the next preceding Eurodollar Business Day;

                  (b) no Interest Period relating to any Loan shall extend beyond the stated Maturity of such Loan;

                  (c) Interest Periods shall not be chosen for any Eurodollar Rate Loan Units which would require payment of any amount of such Eurodollar Rate Loan Unit prior to the last day of the Interest Period in order to pay a scheduled installment of the Term Loan when due; and

                  (d) any Interest Period which begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day in such Interest Period.

         "INVENTORY": Any goods held for sale or lease by the Borrower or any of its Subsidiaries.

         "INVESTMENT": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

         "LIABILITIES": At any date of determination, the aggregate amount of liabilities appearing on the Borrower's balance sheet at such date prepared in accordance with GAAP.

         "LIEN": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "LOAN DOCUMENTS": This Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Subsidiary Guaranties, the Subsidiary Security Agreements, the Subsidiary Pledge Agreements and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by any Loan Party pursuant to which such Party incurs any liability to the Bank with respect to the Obligations, agrees to perform any covenant or agreement with respect to the Obligations or grants any security interest to secure the Obligations.

         "LOAN PARTY": The Borrower and the Subsidiary Guarantors.

         "LOANS": The Revolving Loans and the Term Loan.

         "LOAN UNITS": A Reference Rate Loan Unit and a Eurodollar Rate Loan Unit (each a "Type" of Loan Unit).

         "MANDATORY PRINCIPAL PAYMENTS": For any period, the regularly scheduled principal payments (including the portion of any payment on any Indebtedness comprising part of Total Debt.

         "MATURITY": The earlier of: (a) the date on which the Loans become due and payable under SECTION 10.2 upon the occurrence of an Event of Default; or (b) (i) the Revolving Credit Termination Date for the Revolving Loans; or (ii) July 1, 2004 for the Term Loan.

         "MEASUREMENT PERIOD": At any Quarterly Measurement Date, the four fiscal quarters ending on such date.

         "NET INCOME": For any period, the Borrower's after-tax net income for such period determined in accordance with GAAP.

         "NET PROCEEDS": With respect to any sale, transfer or other disposition of any of the Borrower's or any of its Subsidiaries' assets (other than sales of Inventory in the ordinary course of business) or from the issuance of any equity interest in the Borrower or any of its Subsidiaries or of any option, warrant or other right to acquire the same, the cash proceeds received by the Borrower or any of its Subsidiaries from such transaction less the sum of: (a) the reasonable costs associated with such transaction; (b) the amount of any Indebtedness (other than the Obligations) which is required to be paid in connection with such transaction; and (c) any cash proceeds used to acquire replacement assets of substantially similar type, nature or function within 90 days of the receipt of such cash proceeds.

         "NET WORTH": At any date, the total of all assets appearing on the Borrower's balance sheet at such date prepared in accordance with GAAP minus all Liabilities.

         "NOTES":  The Revolving Note and the Term Note.

         "OBLIGATIONS": All Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Bank of any kind or nature, present or future, which arise under this Agreement or any other Loan Document or by operation of law, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guarantying or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether joint, several, or joint and several, direct or indirect (including those acquired by assignment or purchases), absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all principal, interest, fees, charges, expenses, attorneys' fees, and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document.

         "OPERATING LEASE PAYMENTS": Rent and other payments made pursuant to any lease of (or other agreement conveying the right to use) real and/or personal property other than a Capitalized Lease (an "Operating Lease")

         "ORIGINATION FEE": As provided in SECTION 3.3.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "PERMITTED ACQUISITIONS": Acquisitions permitted by SECTION 9.9(k) or otherwise approved in writing by the Bank.

         "PERMITTED LIENS": Liens permitted by the provisions of SECTION 9.11.

         "PERMITTED DISTRIBUTIONS": The distributions and payments described in SECTION 9.15(a) or (b).

         "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         "PLEDGE AGREEMENT: The Pledge Agreement dated as of a date substantially contemporaneously herewith made by the Borrower in favor of the Bank (the "UK Pledge Agreement") and the Pledge Agreement dated as of the date of the consummation of the Transaction (the "Swiss Pledge Agreement"); in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

         "PRO FORMA CASH FLOW LEVERAGE RATIO": At any Quarterly Measurement Date for purposes of calculating whether an acquisition is permitted by
SECTION 9.9(k), the ratio of: (a) the Total Debt at such date adjusted to include any Indebtedness to be incurred in connection with acquisition; to
(b) the sum of: (i) the Pro Forma Adjusted EBITDA for the Measurement Period ending at such Quarterly Measurement Date; PLUS (ii) an additional pro forma amount attributable to the proposed acquisition equal to the Adjusted EBITDA generated by the business to be acquired in such acquisition during such Measurement Period as if such proposed acquisition had been consummated on the first day of such Measurement Period.

         "PRO FORMA ADJUSTED EBITDA": For any Measurement Period, the sum of:
(a) the Adjusted EBITDA for such Measurement Period; PLUS (b) a pro forma amount attributable to all Permitted Acquisitions closed by the Borrower or any of its Subsidiaries during such Measurement Period where such pro forma amount is equal to the Adjusted EBITDA generated by the businesses acquired in such Permitted Acquisitions during such Measurement Period prior to the date on which such Permitted Acquisition was consummated; PROVIDED, HOWEVER, that: (x) such additional pro forma amount for any Permitted Acquisition, other than the Transaction, shall not exceed the amount approved by the Bank, in its reasonable business judgment; and (y) the amount of Pro Forma Adjusted EBITDA contributed by Compex and its Subsidiaries shall be limited to 33.33% of the total Pro Forma Adjusted EBITDA.

         "PURCHASE MONEY INDEBTEDNESS": Any Indebtedness incurred for the purchase of personal property where the repayment thereof is secured solely by an interest in the personal property so purchased.

         "QUARTERLY MEASUREMENT DATE": The last day of each quarter of the Borrower's fiscal year, commencing with the fiscal quarter ending September 30, 1999.

         "QUARTERLY PAYMENT DATE": The last day of March, June, September, and December of each year.

         "RATE PROTECTION AGREEMENT": Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate options contract or similar agreement or arrangement between the Borrower and the counterparty thereto (the "Rate Protection Provider") designed to protect the Borrower against fluctuations in interest.

         "RATE PROTECTION OBLIGATIONS": The liabilities, indebtedness, and obligations of the Borrower, if any, to the Rate Protection Provider under the Rate Protection Agreement.

         "REFERENCE RATE": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

         "REFERENCE RATE LOAN UNIT": Each portion of any Revolving Loan designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under SECTION 2.4.

         "REGULATORY CHANGE": As to the Bank, any change (including any scheduled change) applicable to a class of banks which includes the Bank in any:

                  (a)      federal or state law or foreign law; or

                  (b) regulation, interpretation, directive or request (whether or not having the force of law) of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over such class of banks;

or the adoption after the date hereof of any new or final law, regulation, interpretation, directive or request applicable to a class of banks which includes the Bank.

         "RELATED PARTY": Any Person (other than a Subsidiary, the Bank or any other subsidiary or affiliate of U.S. Bancorp): (a) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower; (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or (c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.

         "REPORTABLE EVENT": A reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC, by regulation, has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "REVOLVING CREDIT COMMITMENT": $5,000,000.00, as the same may be reduced from time to time pursuant to SECTION 4.3 and, as the context may require, the agreement of the Bank to make Revolving Loans to the Borrower up to the Revolving Credit Commitment subject to the terms and conditions of this Agreement.

         "REVOLVING CREDIT COMMITMENT FEE": As provided in SECTION 3.2.

         "REVOLVING CREDIT TERMINATION DATE": The date which is the earlier of: (a) July 1, 2001; or (b) the date upon which the obligation of the Bank to make Revolving Loans is terminated pursuant to SECTION 4.3 or SECTION 10.2.

         "REVOLVING LOAN(S)":  The Loans described in SECTION 2.1(a).

         "REVOLVING NOTE": The promissory note of the Borrower described in
SECTION 2.5(a), substantially in the form of EXHIBIT A, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

         "SEC": The Securities and Exchange Commission or any successor thereto.

         "SECURITY AGREEMENT": The Security Agreement dated as of even date herewith made by the Borrower in favor of the Bank, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

         "SOLVENT": With respect to any Person on any date of determination, that on such date:

                  (a) the fair value of such Person's tangible and intangible assets is in excess of the total amount of such Person's liabilities including, without limitation, Contingent Obligations; and

                  (b) such Person is then able to pay its debts as they mature; and

                  (c) such Person has capital sufficient to carry on its business.

         "SUBSIDIARY": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "SUBSIDIARY DOCUMENTS": Each Subsidiary Guaranty, Subsidiary Security Agreement, Subsidiary Pledge Agreement, Subsidiary UCC Financing Statements, Subsidiary Secretary's Certificate and such other approvals, opinions or documents as the Bank may request.

         "SUBSIDIARY GUARANTOR": Compex and each now existing or hereafter acquired Subsidiary of the Borrower which may execute a Subsidiary Guaranty, Subsidiary Security Agreement and/or Subsidiary Pledge Agreement after the date of this Agreement.

         "SUBSIDIARY GUARANTY": The Guaranty dated as of the date of the consummation of the Transaction made by Compex in favor of the Bank and each Guaranty hereafter made by a Subsidiary Guarantor in favor of the Bank; in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

         "SUBSIDIARY GUARANTY RELEASE CONDITIONS": The Subsidiary Guaranty Release Conditions defined in SECTION 11.13.

         "SUBSIDIARY GUARANTY RELEASE DATE": The Subsidiary Guaranty Release Date defined in SECTION 11.13.

         "SUBSIDIARY PLEDGE AGREEMENT": Each pledge agreement hereafter made by a Subsidiary Guarantor in favor of the Bank; in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

         "SUBSIDIARY SECURITY AGREEMENT": Each Security Agreement hereafter made by a Subsidiary Guarantor in favor of the Bank; in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

         "TERM LOAN COMMITMENT": $15,000,000.00, and as the context may require, the agreement of the Bank to make the Term Loan to the Borrower up to the amount of the Term Loan Commitment subject to the terms and conditions of this Agreement.

         "TERM LOAN":  The Loan described in SECTION 2.1(b).

         "TERM NOTE": The promissory note of the Borrower described in
SECTION 2.5(b), substantially in the form of EXHIBIT B, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

         "TOTAL DEBT": At any date, the outstanding principal balance of the Loans, the Borrower's and its Subsidiaries' Capitalized Leases, other interest-bearing Indebtedness (other than Trade Accounts Payable not constituting Indebtedness) and the Acquisition Indebtedness.

         "TRADE ACCOUNTS PAYABLE": The trade accounts payable of the described Person with a maturity of not greater than 90 days after their respective original due dates and that are incurred in the ordinary course of such Person's business and which do not remain unpaid for more than such period of time.

          "TRANSACTIONS": The following series of transactions as more fully set forth in the Transaction Documents: (a) the Borrower's purchase of all 600 shares of Compex pursuant to the Share Purchase Agreement from the "Sellers" as that term is defined therein; (b) the Borrower's incurrence of the Obligations pursuant to this Agreement; and (c) the consummation of the other transactions contemplated by the Transaction Documents.

         "TRANSACTION DOCUMENTS": The documents listed on SCHEDULE A attached hereto.

         "TRANSACTION FEES": The fees, costs and expenses described on SCHEDULE B attached hereto and incorporated herein by reference.

         SECTION 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in ARTICLES VIII and IX hereof) shall be made in accordance with GAAP consistently applied on a consolidated basis for the Borrower and its consolidated Subsidiaries as used in the preparations of the Borrower's audited financial statements described in SECTION 7.5(a).

         SECTION 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" means "from and including" and the words "to" or "until" each means "to but excluding."

         SECTION 1.4 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

                                   ARTICLE II
                                TERMS OF LENDING

         SECTION 2.1 THE LOANS. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Bank agrees:

                  (a) REVOLVING LOANS. To make loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower from time to time from the date hereof until the Revolving Credit Termination Date up to an aggregate undrawn amount of the Revolving Credit Commitment, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, PROVIDED that: (i) the Bank shall not be obligated to make any Revolving Loan if, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of all Revolving Loans would exceed the Revolving Credit Commitment; and (ii) the aggregate amount of Revolving Loans available on the Closing Date shall not exceed $2,000,000.00.

                  (b) TERM LOAN. To make a loan (the "Term Loan") in the amount of $15,000,000.00 to the Borrower at the Bank's principal office in Minneapolis, Minnesota in immediately available funds on the Closing Date.

         SECTION 2.2 LOAN UNITS FOR LOANS. Except as otherwise provided herein, the Revolving Loans and the Term Loan shall be comprised of Eurodollar Rate Loan Units and Reference Rate Loan Units as shall be selected by the Borrower in accordance with SECTION 2.3 and SECTION 2.4. Any combination of Types of Loan Units for the Loans may be outstanding at the same time; PROVIDED, HOWEVER, that the Loans may not consist of more than four (4) different Eurodollar Rate Loan Units. Each Eurodollar Rate Loan Unit shall be in a minimum amount of $100,000.00 or in an integral multiple of $100,000.00 above such amount. Each Reference Rate Loan Unit shall be in an amount of not less than $50,000.00.

         SECTION 2.3  BORROWING PROCEDURES.

                  (a) REVOLVING LOANS. Any request by the Borrower for
         Revolving Loans shall be in writing, or by telephone promptly confirmed in writing if so requested by the Bank, and must be given so as to be received by the Bank not later than 11:00 a.m.,

         Minneapolis time, on: (i) the date of the requested Revolving Loans, if such Revolving Loans will not include Eurodollar Rate Loan Units; or (ii) on the second Eurodollar Business Day prior to the date of the requested Revolving Loans, if such Revolving Loans will include Eurodollar Rate Loan Units. Each request for Revolving Loans shall specify the borrowing date (which shall be a Business Day and, in the case of any request for Eurodollar Rate Loan Units, a Eurodollar Business Day) and the amount of such Revolving Loans. Each request for Revolving Loans shall be in a minimum amount of $50,000.00. Each request for Revolving Loans shall be deemed a representation and warranty by the Borrower that all conditions precedent specified in
         SECTION 6.2 to such Revolving Loans are satisfied on the date of such request and on the date the requested Revolving Loans are made. Unless the Bank determines that any applicable condition specified in
         ARTICLE VI has not been satisfied (in which case the Bank will promptly notify the Borrower in writing of such determination), the Bank will make the amount of the requested Revolving Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in immediately available funds not later than 2:00 p.m., Minneapolis time, on the date requested. Each written request or confirmation shall be in the form of EXHIBIT C attached hereto.

                  (b) TERM LOAN. On the Closing Date, the Term Loan shall be made as a single Reference Rate Loan Unit. Unless the Bank determines that any applicable condition specified in ARTICLE VI has not been satisfied (in which case the Bank will promptly notify the Borrower in writing of such determination), the Bank will make the amount of the Term Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in immediately available funds on the Closing Date.

         SECTION 2.4 CONTINUATION OR CONVERSION OF LOAN UNITS FOR LOANS. The Borrower may elect to: (i) continue any outstanding Eurodollar Rate Loan Unit from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period; or (ii) convert any outstanding Loan Unit into another Type or Types of Loan Unit (on the last day of an Interest Period only, in the instance of a Eurodollar Rate Loan Unit), by giving the Bank notice in writing, or by telephone promptly confirmed in writing if so requested by the Bank, given so as to be received by the Bank not later than:

                  (a) 11:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if all or part of the continuing or converted Loan Unit shall be a Reference Rate Loan Unit; or

                  (b) 11:00 a.m., Minneapolis time, two (2) Eurodollar Business Days prior to the date of the requested continuation or conversion, if all or part of the continuing or converted Loan Unit shall be a Eurodollar Rate Loan Unit.

Each notice of continuation or conversion of a Loan Unit shall specify: (i) the effective date of the continuation or conversion (which shall be a Business Day and, if the resulting Loan Unit is a Eurodollar Rate Loan Unit, a Eurodollar Business Day); (ii) the amount and the Type or Types of Loan Units following such continuation or conversion; and (iii) for continuation as, or conversion into, Eurodollar Rate Loan Units, the Interest Periods for such Loan Units. Absent timely notice of continuation or conversion, each Eurodollar Rate Loan Unit shall automatically convert into a Reference Rate Loan Unit on the last day of an applicable Interest Period, unless paid in full on such last day. No Loan Unit shall be continued as, or converted into, a Eurodollar Rate Loan Unit if the shortest Interest Period for such Loan Unit may not transpire prior to the Maturity of the relevant Loan or if a Default or Event of Default shall exist. Each written notice of continuation or conversion shall be in the form of EXHIBIT D attached hereto.

         SECTION 2.5 THE NOTES AND MATURITIES. The Loans shall be evidenced by the following Notes:

                  (a) REVOLVING NOTE. The Revolving Loans made by the Bank shall be evidenced by a Revolving Note in the initial amount of the Revolving Credit Commitment. The Revolving Loans and the Revolving Note shall mature and be payable at Maturity of the Revolving Loans. The Bank shall enter in its records the amount of each of its Revolving Loans, the rate of interest borne on such Revolving Loans by each Loan Unit, and the payments of the Revolving Loans received by the Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

                  (b) TERM NOTE. The Term Loan made by the Bank shall be evidenced by the Term Note in the amount of the Term Loan when made. The Term Loan shall mature and be payable in accordance with the provisions of SECTION 4.2. The Bank shall enter in its records the amount of the Term Loan, the rate of interest borne on the Term Loan by each Loan Unit and the payments of the Term Loan received by the Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         SECTION 2.6 FUNDING LOSSES. Upon demand, the Borrower will indemnify and hold the Bank free and harmless from all reasonable losses, costs and expenses which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan Unit) as a result of: (a) a default by the Borrower in payment when due of the principal of or interest on any Eurodollar Rate Loan Unit; (b) the Borrower's failure (other than a failure attributable to a default by the Bank) to make a borrowing, conversion or refunding with respect to a Eurodollar Rate Loan Unit after making a request therefor in accordance with the terms of this Agreement; (c) a prepayment (whether mandatory or otherwise) of a Eurodollar Rate Loan Unit before the expiration of the related Interest Period; and (d) any Event of Default by the Borrower under the Loan Documents and a demand for payment of a Eurodollar Rate Loan Unit by the Bank before the expiration of the related Interest Period. A certificate as to any such loss, cost or expense shall be submitted by the Bank to the Borrower together with such Bank's request for indemnification (which requests shall set forth the basis for requesting such amounts in reasonable detail) and shall, in the absence of manifest error or error proven by the Borrower, be conclusive and binding as to the amount thereof.

                                  ARTICLE III
                               INTEREST AND FEES

         SECTION 3.1  INTEREST.

                  (a)      REVOLVING LOANS.

                           (i)  Subject to the provisions of SECTION
                  3.1(a)(ii), the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date of such Revolving Loan until the Maturity thereof:

                                (A) With respect to each Reference Rate Loan
                           Unit comprising a portion of such Revolving Loan, at a fluctuating rate per annum equal at all times to the sum of the Reference Rate PLUS the Applicable Margin; and

                                (B) With respect to each Eurodollar Rate
                           Loan Unit comprising a portion of such Revolving Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Adjusted Eurodollar Rate in effect for such Interest Period PLUS the Applicable Margin.

                           (ii) Notwithstanding the provisions of SECTION
                  3.1(a)(i), at all times after the occurrence and during the continuance of any Event of Default, the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date on which the Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the rate otherwise in effect on such Revolving Loan plus two percent (2.0%) per annum.

                  (b)      TERM LOANS.

                           (i)  Subject to the provisions of SECTION
                  3.1(b)(ii), the Borrower agrees to pay interest on the outstanding principal amount of the Term Loan from the date of the Term Loan until the Maturity thereof:

                                (A) With respect to each Reference Rate Loan
                           Unit comprising a portion of the Term Loan, at a fluctuating rate per annum equal at all times to the sum of the Reference Rate PLUS the Applicable Margin; and

                                (B) With respect to each Eurodollar Rate Loan
                           Unit comprising a portion of the Term Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Adjusted Eurodollar Rate in effect for such Interest Period PLUS the Applicable Margin.

                           (ii) Notwithstanding the provisions of SECTION
                  3.1(b)(i), at all times after the occurrence and during the continuance of any Event of Default, the Borrower agrees to pay interest on the outstanding principal balance of the Term Loan from the date on which the Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the rate otherwise in effect on the Term Loan plus two percent (2.0%) per annum.

                  (c)      ALL LOANS.

                           (i) Until Maturity of a Loan, interest accrued on
                  each Loan Unit through the end of a month shall be payable on the last day of such month, commencing on July 31, 1999. Interest shall also be payable at the Maturity of a Loan and interest accrued after Maturity shall be payable on demand.

                           (ii) No provision of this Agreement or any Note
                  shall require the payment of interest in excess of the rate permitted by applicable law.

         SECTION 3.2 REVOLVING CREDIT COMMITMENT FEE. The Borrower shall pay to the Bank a fee (the "Revolving Credit Commitment Fee") in an amount determined by applying a rate of three-eighths of one percent (0.375%) per annum to the average daily excess of the Revolving Credit Commitment over the sum of the outstanding principal amount of the Revolving Loans. Such Revolving Credit Commitment Fee shall be payable to the Bank in arrears on each Quarterly Payment Date after the date of this Agreement and on the Revolving Credit Termination Date.

         SECTION 3.3 ORIGINATION FEE. The Borrower shall pay to the Bank a non-refundable origination fee (the "Origination Fee") in an aggregate amount equal to $275,000.00, of which $50,000.00 has been deposited with the Bank and will be applied to the Origination Fee. No termination or reduction of any Loan or any Commitment and no failure of the Borrower to satisfy the conditions set forth in ARTICLE VI shall entitle the Borrower to a refund of any portion of the Origination Fee.

         SECTION 3.4 COMPUTATION. Interest, the Revolving Credit Commitment Fee and any other fee calculated on a per annum basis shall be computed on the basis of actual days elapsed and a year of 360 days.


                                   ARTICLE IV
                      PAYMENTS, PREPAYMENTS, REDUCTION OR
                      TERMINATION OF THE CREDIT AND SETOFF

         SECTION 4.1 REPAYMENT. Principal of the Loans shall be due and payable in accordance with the provisions of SECTION 2.5 and this ARTICLE IV.

         SECTION 4.2 VOLUNTARY AND MANDATORY PREPAYMENTS; SCHEDULED INSTALLMENT PAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. The Borrower, by giving written or telephonic notice to the Bank by no later than 2:00 p.m. on the Business Day of a prepayment, may prepay the Loans, in whole or in part, at any time, without premium or penalty except as provided by
         SECTION 3.4; PROVIDED, HOWEVER, that: (i) any prepayment shall be subject to the provisions of SECTION 2.6; and (ii) each partial prepayment of any Term Loan shall be in an amount of $500,000.00 or an integral multiple of $100,000.00 above such amount. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid and any amount payable pursuant to SECTION 2.6.

                  (b) MANDATORY PREPAYMENT OF REVOLVING LOANS. If, at any time, the aggregate outstanding principal amount of all Revolving Loans exceeds the Revolving Credit Commitment, then the Borrower shall immediately prepay the Revolving Loans by the amount of such excess together with interest on the amount prepaid.

                  (c) MANDATORY PREPAYMENT OF TERM LOAN. The Borrower shall prepay the Term Loan as follows:

                           (i) By no later than later than September 30 of
                  each fiscal year, commencing September 30, 2000, the Borrower agrees to make a prepayment (an "Excess Cash Flow Prepayment") of the principal of the Term Loan in an amount equal to 50% of the positive Excess Cash Flow for the then most recently ended fiscal year (rounded up to the nearest $1,000.00).

                           (ii) Contemporaneously with the Borrower's receipt
                  of any Net Proceeds, the Borrower shall prepay the Term
                  Loan by an amount equal to such Net Proceeds except that no such prepayment shall be required during any fiscal year until after the aggregate amount of Net Proceeds received by the Borrower and/or any of its Subsidiaries during such fiscal year is greater than $100,000.00 and the Borrower and its Subsidiaries may retain aggregate Net Proceeds up to such amount.

                  (d) SCHEDULED TERM LOAN PAYMENTS. Principal installments of the Term Loan shall be due and payable in 20 consecutive quarterly installments of principal, such installments shall be due and payable on each Quarterly Payment Date, commencing September 30, 1999 and continuing through, to and including June 30, 2004 and each such installment shall be in the amount set forth in the table below for the relevant installment:

                  Number of                                Amount of
                  Consecutive Quarterly                    Each Such Quarterly
                  Installments                             Installment
                  ------------                             -----------
                  FIRST THROUGH FOURTH                     $400,000.00
                  FIFTH THROUGH EIGHTH                     $450,000.00
                  NINTH THROUGH TWELFTH                    $500,000.00
                  THIRTEEN THROUGH SIXTEENTH               $550,000.00
                  SEVENTEENTH THROUGH NINETEEN             $600,000.00
                  TWENTIETH                            REMAINING PRINCIPAL.

         In any event, the Term Loan, together with accrued interest, shall be due and payable in full at its Maturity.

                  (e) APPLICATION OF PREPAYMENTS. Each optional or mandatory prepayment of the Term Loan shall be applied to reduce the unpaid installments thereon in the inverse order of maturities. Subject to the immediately preceding sentence, the Bank shall apply prepayments first to Reference Rate Loan Units, then to Eurodollar Rate Loan Units having an Interest Period ending on such day of prepayment and then to other Eurodollar Rate Loan Units.

         SECTION 4.3 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING CREDIT COMMITMENT. The Borrower may, at any time, upon no less than two (2) Business Days' prior written notice received by the Bank, permanently reduce the Revolving Credit Commitment, with any such reduction in a minimum amount of $1,000,000.00 or an integral multiple thereof; PROVIDED, HOWEVER, the Borrower may not reduce the Revolving Credit Commitment below the aggregate outstanding principal amount of all Revolving Loans. The Borrower may, at any time when no Revolving Loans are outstanding, upon not less than two (2) Business Days' prior written notice to the Bank, terminate the Revolving Credit Commitment in its entirety. Upon termination of the Revolving Credit Commitment pursuant to this Section, the Borrower shall pay to the Bank all accrued and unpaid interest on the Revolving Loans, all unpaid Revolving Credit Commitment Fees accrued to the date of such termination and all other unpaid Obligations of the Borrower to the Bank hereunder with respect to the Revolving Loans and the Revolving Credit Commitment.

         SECTION 4.4 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other Obligations under the Loan Documents payable to the Bank shall be made without deduction, set-off, or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Bank in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. The Borrower authorizes the Bank to charge any of the Borrower's accounts maintained at the Bank for the amount of any payment or prepayment on the Notes or other amount owing pursuant to any of the other Loan Documents.

                                   ARTICLE V
                  ADDITIONAL PROVISIONS RELATING TO THE LOANS

         SECTION 5.1 INCREASED COSTS. If, as a result of any Regulatory Change:

                  (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans or of the Revolving Credit Commitment Fee (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

                  (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

                  (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable;

                  (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Notes is reduced, then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) on an after-tax basis for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Percentage). Determinations by the Bank for purposes of this SECTION 5.1 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. The Bank's demand for payment of any amount pursuant to this SECTION 5.1 shall show the calculation of the amount demanded in reasonable detail. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

         SECTION 5.2 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

                  (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Rate Loan Unit are not available to the Bank in the relevant market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;

                  (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Rate Loan Units for its relevant Interest Period; or

                  (c) the making or funding of any Eurodollar Rate Loan Unit has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Loan Unit or the Bank's Commitment to make such Loan Unit or the relevant market;

the Bank shall promptly give notice of such determination to the Borrower and the Bank, and (A) all Loans made by the Bank shall accrue interest as a Reference Rate Loan Unit during the period on and after the date of the Bank's notice through the date on which the Bank determines that the circumstances giving rise to the Bank's determination under subsection (a),
(b) or (c) no longer exist; (B) (1) any notice of a new Eurodollar Rate Loan Unit previously given by the Borrower and not yet borrowed or converted shall be deemed, as to the Bank, to be a notice to make a Reference Rate Loan Unit and (2) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Rate Loan Units without premium or penalty other than any amount required by SECTION 2.6 on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Rate Loan Unit to a Reference Rate Loan Unit or, in either case, on such earlier date as may be required by applicable law. Any prepayment of any Eurodollar Rate Loan Unit prior to the end of its Interest Period shall be accompanied by any payment required by SECTION 2.6.

         SECTION 5.3 CHANGES IN LAW RENDERING EURODOLLAR RATE LOAN UNITS UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein, or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Rate Loan Unit, the obligation of the Bank to provide such Loan Unit shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Rate Loan Unit previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower and the Bank thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Loan Unit to a Reference Rate Loan Unit or repay such Loan Unit in full, together with accrued interest thereon and any payment required pursuant to SECTION 2.6.

         SECTION 5.4 DISCRETION OF THE BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Loan Unit during the Interest Period for such Loan Unit through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate (whether or not the Bank shall have granted any participation in such Loan Units).

         SECTION 5.5 FUNDING THROUGH THE SALE OF PARTICIPATION. The Borrower acknowledges that the Bank may fund all or any part of the Loans by sales of participation to various participants and agrees that the Bank may, in invoking its rights under this ARTICLE V or under SECTION 2.6, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this ARTICLE V or under SECTION 2.6 if such participant were the Bank under this Agreement except that no participant's claims for payment of costs and other amounts under this Article V or SECTION 2.6 shall exceed the amount which the Bank would have received had the Bank not sold a participation to such participant.

         SECTION 5.6 FUNDING THROUGH BRANCH OR AFFILIATE. At the Bank's sole option, it may fulfill its commitment to make Eurodollar Rate Loan Units by causing a foreign branch or an affiliate to make or continue such Eurodollar Rate Loan Units; PROVIDED, that in such instance such Eurodollar Rate Loan Unit shall be deemed for purposes of this Agreement to have been made by the Bank and the obligation of the Borrower to repay such Eurodollar Rate Loan Units shall be to the Bank and shall be deemed held by the Bank for the account of such branch or affiliate.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         SECTION 6.1 CONDITIONS OF INITIAL LOANS, ETC. The obligation of the Bank to make the initial Revolving Loans and the Term Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in SECTION 6.2 below, that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date of the initial Loans or such other date as is satisfactory to the Bank:

                  (a) The Notes appropriately completed and duly executed by the Borrower;

                  (b) The Security Agreement, the UK Pledge Agreement and the Swiss Pledge Agreement appropriately completed and duly executed by the Borrower and the Subsidiary Guaranty appropriately completed and duly executed by Compex;

                  (c) UCC-1 Financing Statements in a form acceptable to the Banks appropriately completed and duly executed by the Borrower;

                  (d) Recent UCC searches from the filing offices in all states required by the Banks which reflect that no Person holds a Lien in any Loan Party's assets other than Permitted Liens;

                  (e) A certificate of the Secretary of each Loan Party having attached: (i) a copy of the corporate resolution of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary of such Loan Party; (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such Loan Party authorized to execute the Loan Documents to which such Loan Party is a party; and (iii) a copy of the bylaws of such Loan Party with all amendments thereto;

                  (f) A copy of the articles or certificate of incorporation of each Loan Party with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Banks;

                  (g) Certificates of good standing for each Loan Party in the jurisdiction of its incorporation and such other states as, in accordance with the standards set forth in SECTION 7.1, such Loan Party is required to qualify to do business, certified by the appropriate governmental officials as of a date acceptable to the Banks;

                  (h) An opinion of counsel to the Loan Parties, addressed to the Bank, in form and substance satisfactory to the Bank;

                  (i) A No Default Certificate in a form provided by the Bank executed by the chief financial officer or treasurer of the Borrower;

                  (j) Evidence of insurance for all insurance required by the Loan Documents;

                  (k) A copy of the Transaction Documents, each in form and substance satisfactory to the Bank and certified as a true and correct copy by the Secretary of the Borrower;

                  (l) Evidence satisfactory to the Bank that: (i) all conditions precedent to the consummation of the Transactions have been satisfied or waived; (ii) all necessary regulatory approvals to the consummation of the Transactions have been obtained; (iii) no litigation exists relating to the Transactions; and (iv) contemporaneously with the Borrower's receipt of the proceeds of the initial Revolving Loans and the Term Loan, the Transactions will be consummated in full in accordance with the terms of the Transaction Documents;

                  (m) A pro forma balance sheet for the Borrower prepared by the Borrower based on the Borrower's internally prepared balance sheet satisfactory to the Bank, taking into account the consummation of the Transactions and the receipt of the proceeds of the Loans, which pro forma balance sheet has been delivered to the Bank;

                  (n) A letter signed by the Borrower instructing the Bank as to payment of the proceeds of the Loans;

                  (o) Receipt in immediately available funds of the Origination Fee;

                  (p)      Projections of the Borrower's financial
         performance on an annual basis for each fiscal year through the Borrower's 2004 fiscal year prepared by management of the Borrower in form and substance satisfactory to the Bank, which projects have been previously delivered to the Bank;

                  (q) Evidence that all consideration payable by the Borrower in connection with the Transactions to the "Sellers" or any other Person pursuant to the Share Purchase Agreement and that the Transaction Fees and other costs of consummating the Transactions does not exceed the amount set forth on SCHEDULE B attached hereto and incorporated herein by reference;

                  (r) A pay-off letter from Norwest Bank Minnesota, N.A. ("Norwest") in a form acceptable to the Bank appropriately completed and duly executed by Norwest;

                  (s) A Mortgagee Consent in a form acceptable to the Bank appropriately completed and duly executed by Norwest;

                  (t) Evidence satisfactory to the Bank that all credit facilities to Compex or any of its Subsidiaries shall be terminated upon the consummation of the Borrower's purchase of the shares of Compex pursuant to the Share Purchase Agreement and that all Indebtedness thereunder will be paid in full and all Liens on Compex's or any of its Subsidiaries' property securing such credit facilities shall be released upon such termination and payment; and

                  (u) Such other approvals, opinions or documents as the Bank may reasonably request.

         SECTION 6.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make any Loan hereunder (including the initial Revolving Loans and the Term Loan) shall be subject to the satisfaction of the following conditions precedent:

                  (a) Before and after giving effect to such Loan, the representations and warranties contained in ARTICLE VII shall be true and correct, as though made on the date of such Loan except that, after the delivery of any financial statements to the Bank in accordance with SECTION 8.1(A) or (B), the representations and warranties set forth in

         SECTION 7.5 shall be deemed a reference to the audited or unaudited financial statements then most recently delivered to the Bank;

                  (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing; and

                  (c) The Bank shall have received the Borrower's request for such Loan as required by SECTION 2.3.

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans, the Borrower represents and warrants to the
Bank:

         SECTION 7.1 ORGANIZATION, STANDING, ETC. The Borrower and each of its Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the State of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to enter into the Loan Documents and the Transaction Documents to which they are a party and to perform their obligations under such Loan Documents and Transaction Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure to qualify could constitute an Adverse Event.

         SECTION 7.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by each Loan Party of the Loan Documents and the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action by such Loan Party. The Loan Documents and the Transaction Documents constitute the legal, valid and binding obligations of each Loan Party which is a party thereto and are enforceable against such Loan Party in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         SECTION 7.3 NO CONFLICT, NO DEFAULT. The execution, delivery and performance by each Loan Party of the Loan Documents and the Transaction Documents to which it is a party will not: (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Loan Party; (b) violate or contravene any provisions of the articles (or certificate) of incorporation or bylaws of such Loan Party; or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of such Loan Party except for Liens created by the Loan Documents. No Loan Party is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

         SECTION 7.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Loan Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents or the Transaction Documents to which such Loan Party is a party.

         SECTION 7.5  FINANCIAL STATEMENTS AND CONDITION.

                  (a) The Borrower's audited consolidated financial statements as at June 30, 1998 and unaudited consolidated financial statements as at March 31, 1999, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material) and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the results of their consolidated operations and changes in financial position for the respective periods then ended. Since June 30, 1998, no event has occurred which materially, adversely affects the Borrower's consolidated condition (financial or otherwise), business operations, properties or assets.

                  (b) The pro forma unaudited balance sheet of the Borrower delivered to the Bank pursuant to SECTION 6.1(m) has been prepared on a basis in conformity with GAAP (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material and for reallocations of values with respect to categories of assets acquired in connection with, and adjustment for actual fees, expenses and transaction costs incurred in connection with, the Transactions) and presents fairly the financial condition of the Borrower, assuming consummation of the Transactions.

                  (c)      The projections provided to the Bank pursuant to
         SECTION 6.1(p) have been prepared on the basis of the assumptions which are set forth therein. Such projections have been prepared in good faith and represent, on the date of this Agreement, the good faith opinion of the Borrower's management as to the most probable course of business of the Borrower on the basis of the assumptions which are set forth therein.

         SECTION 7.6 LITIGATION. Except as described in SCHEDULE 7.6 attached hereto and incorporated herein by reference, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, or any of its properties, before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event.

         SECTION 7.7 CONTINGENT OBLIGATIONS. Except as described in SCHEDULE
7.7 attached hereto and incorporated herein by reference, neither the Borrower nor any of its Subsidiaries has any Contingent Obligations which are material.

         SECTION 7.8 COMPLIANCE. The Borrower and each of its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         SECTION 7.9 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Borrower or any of its Subsidiaries of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on such Person or which would require a material expenditure by such Person to cure except as described in
SCHEDULE 7.9. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event except as described in SCHEDULE 7.9.

         SECTION 7.10 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under
Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         SECTION 7.11 REGULATION U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of the Governors of the Federal Reserve System.

         SECTION 7.12 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each of its Subsidiaries have good and marketable title to their respective properties, including all properties and assets referred to in the pro forma financial statements of the Borrower referred to in SECTION 7.5(B) (other than property disposed of since the date of such financial statements in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for: (a) Liens listed on
SCHEDULE 7.12 attached hereto and incorporated herein by reference; or (b) Liens allowed under SECTION 9.11.

         SECTION 7.13 INDEBTEDNESS. Except for Indebtedness permitted by
SECTION 9.10, neither the Borrower nor any of its Subsidiaries has any Indebtedness.

         SECTION 7.14 GUARANTY OF SURETYSHIP. Except for Contingent Obligations permitted by SECTION 9.12, neither the Borrower nor any of its Subsidiaries is a party to any contract of guaranty or suretyship and none of its assets is subject to such a contract.

         SECTION 7.15 TAXES. Except as described on SCHEDULE 7.15 attached hereto and incorporated herein by reference, each of the Borrower and each of its Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The sum of the charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes and other governmental charges are adequate to pay and discharge all such taxes.

         SECTION 7.16 TRADEMARKS, PATENTS. The Borrower and each of its Subsidiaries possess or have the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of their respective businesses, without known conflict with the rights of others. SCHEDULE 7.16 attached hereto and incorporated herein by reference is a complete list of all such patents and trademarks.

         SECTION 7.17 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" and is not "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.19 SUBSIDIARIES. The Borrower does not have any Subsidiaries except for: (a) Subsidiaries in existence on the date of this Agreement and described on SCHEDULE 7.19; and (b) additional subsidiaries permitted by SECTION 9.6.

         SECTION 7.20 PARTNERSHIPS AND JOINT VENTURES. Neither the Borrower nor any of its Subsidiaries is a partner (limited or general) or joint venturer in any partnerships or joint ventures except: (a) those in existence on the date of this Agreement and described on SCHEDULE 7.20 ; and (b) additional partnerships and joint ventures permitted by SECTION 9.7.

         SECTION 7.21 USE OF PROCEEDS. The Term Loan will be used to consummate the Transactions including costs related to the Transactions set forth in SCHEDULE B. The Revolving Loans will be used to consummate the Transactions, to provide working capital to the Borrower and for other
general corporate purposes.          SECTION 7.22 SOLVENCY. Each Loan Party
is Solvent after giving effect to the making of the Loans in the full amount available hereunder, the incurrence of the Indebtedness pursuant to the Loan Documents, the granting of Liens pursuant to the Loan Documents and the consummation of the Transactions.

         SECTION 7.23 INSURANCE. SCHEDULE 7.23 attached hereto and incorporated herein by reference sets forth a summary of the property and casualty insurance program carried by the Borrower or any of its Subsidiaries on the date hereof, including any self-insurance or risk assumption agreed to by such Person or imposed upon such Person by any such insurer.

         SECTION 7.24 CONTRACTS; LABOR MATTERS. Except as disclosed on
SCHEDULE 7.24 attached hereto and incorporated herein by reference: (a) neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order, the performance of which could constitute an Adverse Event;
(b) on the Closing Date: (i) neither the Borrower nor any of its Subsidiaries is a party to any labor dispute; and (ii) there are no strikes or walkouts relating to any labor contracts to which the Borrower or any of its Subsidiaries is subject.

         SECTION 7.25 ACCURACY OF INFORMATION. All factual information heretofore or herewith furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by the Borrower to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

         SECTION 7.26 REPRESENTATIONS AND WARRANTIES UNDER TRANSACTION DOCUMENTS. All representations and warranties made by the Borrower or any of its Subsidiaries in any of the Transaction Documents or in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties of the Borrower or any of its Subsidiaries are hereby confirmed to the Bank and made representations and warranties of the Borrower hereunder as fully as if set forth herein. The Borrower has no knowledge that any of the representations and warranties made in the Transaction Documents by or on behalf of any party thereto other than the Borrower or any of its Subsidiaries are untrue or incorrect.

         SECTION 7.27 YEAR 2000. The Borrower has reviewed and assessed its and each of its Subsidiaries' respective business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower or any of its Subsidiaries, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1,
2000). The Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the Borrower's consolidated business condition (financial or otherwise), operations, properties or prospects or ability to repay the Bank. The Borrower agrees that this representation will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Loan under this Agreement or any Note or delivers any information to the Bank. The Borrower will promptly deliver to the Bank such information relating to this representation as the Bank requests from time to time.

         SECTION 7.28 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this ARTICLE VII shall survive the delivery of the Notes, the making of the Loans evidenced thereby and any investigation at any time made by or on behalf of the Bank shall not diminish the Bank's rights to rely thereon.

                                 ARTICLE VIII
                            AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other Obligations of the Borrower to the Bank hereunder and under the Notes and the other Loan Documents have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will do, and cause each of its Subsidiaries to do, all of the following:

         SECTION 8.1  FINANCIAL STATEMENTS AND REPORTS.  Furnish to the Bank:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report (which may be included in the 10K Reports described below) of the Borrower prepared in conformity with GAAP, consisting of at least consolidated statements of operations and retained earnings and cash flows, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank together with: (i) the related consolidating statements; (ii) any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants; and
         (iii) a statement by the accounting firm performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

                  (b) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, a copy (which may be included in the 10Q Reports described below) of the unaudited consolidated financial statements of the Borrower prepared in conformity with GAAP (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material) consisting of a consolidated balance sheet as of the close of such fiscal quarter and related consolidated statements of operations and retained earnings and cash flow for such fiscal quarter and from the beginning of such fiscal year to the end of such fiscal quarter and comparative figures for the corresponding portion of the preceding fiscal year.

                  (c) As soon as available, and in any event within 45 days after the end of each quarter of each fiscal year, a compliance certificate (the "Compliance Certificate") in the form of EXHIBIT E attached hereto signed by the Borrower's chief financial officer.

                  (d) As soon as available and in any event within 10 days after the filing thereof, a copy of the Borrower's 10K Report (or any successor report) filed with the SEC.

                  (e) As soon as available and in any event within 10 days after the filing thereof (but in no event later than 55 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), a copy of the Borrower's 10Q Report (or any successor report) filed with the SEC.

                  (f) As soon as available and in any event within 30 days after the filing thereof, a copy of any other report not described above which is filed by the Borrower or any of its Subsidiaries with the SEC.

                  (g) By no later than five (5) Business Days after becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                  (h) By no later than five (5) Business Days after becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  (i) By no later than five (5) Business Days after becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against the Borrower, any of its Subsidiaries or any of their respective property which, if determined adversely to such Person, would constitute an Adverse Event, or the rendering of a judgment or decision in such litigation or proceeding which constitutes an Adverse Event, and the steps being taken by the Borrower or its Subsidiary with respect thereto.

                  (j) By no later than five (5) Business Days after becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any of its Subsidiaries and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters: (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any of its Subsidiaries which are material to such Person's operations; or (ii) which will or threatens to impose a material liability on the Borrower or any of its Subsidiaries to any other Person or which will require a material expenditure by the Borrower or any of its Subsidiaries to cure any alleged problem or violation.

                  (k) By not later than 30 days after the commencement of any of the Borrower's fiscal years, the annual plan for the Borrower's then current fiscal year consisting of projected consolidated and consolidating balance sheets and projected consolidated and consolidating statements of operations and cash flows approved by the Borrower's board of directors together with the assumptions underlying such projections certified by the Borrower's chief financial officer or treasurer as being such annual plan.

                  (l) By not later than 30 days after the Closing Date, a copy of the Borrower's consolidated balance sheet immediately following the making of the initial Revolving Loan and the Term Loan and the consummation of the Transactions.

                  (m) From time to time, such other information regarding the business, operation and financial condition of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

         SECTION 8.2 CORPORATE EXISTENCE. Except as permitted by SECTION 7.1 or SECTION 9.1, maintain its corporate existence and good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure to so qualify could constitute an Adverse Event.

         SECTION 8.3 INSURANCE. Maintain with financially sound and reputable insurance companies such insurance as may be required by any Loan Document or by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

         SECTION 8.4 PAYMENT OF TAXES AND CLAIMS. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or any of its Subsidiaries' title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or its Subsidiaries books in accordance with GAAP; provided further that, in all events, the Borrower and its Subsidiaries shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith upon the commencement of foreclosure of any Lien which may have attached as security therefor.

         SECTION 8.5 INSPECTION. Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate; PROVIDED, HOWEVER, that the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank so long as no Event of Default exists, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         SECTION 8.6 MAINTENANCE OF PROPERTIES. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments, and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.7 BOOKS AND RECORDS. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         SECTION 8.8 COMPLIANCE. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         SECTION 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         SECTION 8.10 ENVIRONMENTAL MATTERS. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in an Adverse Event.

                                  ARTICLE IX
                              NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other Obligations of the Borrower to the Bank hereunder and under the Notes and the other Loan Documents have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will not do, and will not permit any of its Subsidiaries to do, any of the following:

         SECTION 9.1 MERGER. Merge or consolidate or enter into any analogous reorganization or transaction with any Person except for any such transaction whereby any of the Borrower's Subsidiaries may merge or consolidate with the Borrower or any other of the Borrower's Subsidiaries so long as: (a) the Borrower is the surviving corporation in any transaction involving it; and
(b) the Borrower gives the Bank at least 30 days' prior written notice of such transaction and takes all action required by the Bank to continue perfection of the Bank's Lien in such Subsidiary's assets following consummation of such transaction.

         SECTION 9.2 SALE OF ASSETS. Sell, transfer, lease, or otherwise convey all or any part of its assets except for:

                  (a) sales of Inventory in the ordinary course of business and for the fair market value thereof;

                  (b) sales of equipment or other property for the fair market value thereof so long as the Net Proceeds to be obtained from any such transaction (or related series of transactions) does not exceed $100,000.00 or the aggregate Net Proceeds determined on a consolidated basis for the Borrower and its Subsidiaries from all such transactions in any fiscal year does not exceed $250,000.00; PROVIDED, HOWEVER, that contemporaneously with the receipt of the Net Proceeds from any transaction permitted by this subsection (b), the Borrower prepays the Term Loan in accordance with SECTION 4.2(c); and

                  (c) transfers of the stock of Compex to a wholly-owned Subsidiary to be organized under the laws of the United Kingdom ("UK NewCo") so long as: (i) the Bank is given not less than 15 Business Days' prior written notice of each such acquisition, (ii) no Default or Event of Default exists immediately prior to such transfer or after giving effect thereto; (iii) UK NewCo executes and/or delivers to the
         Bank: (A) a Subsidiary Pledge Agreement in substantially the form of the UK Pledge Agreement executed by the Borrower together with appropriate stock powers; (B) UK NewCo's organizational documents, which shall not contain any provision which may adversely affect the rights of the Bank as a pledgee of Compex's stock; and (C) an opinion of counsel in form and substance satisfactory to the Bank.

         SECTION 9.3 CHANGE OF FISCAL YEAR. Change its fiscal year-end from June 30.

         SECTION 9.4 PLANS. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any of its Subsidiaries; or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $50,000.00.

         SECTION 9.5 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of its business as carried on at the date hereof.

         SECTION 9.6 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES. Except as otherwise permitted by SECTION 9.9, either: (a) form or acquire any corporation or company which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or form or enter into any joint venture.

         SECTION 9.7 OTHER AGREEMENTS. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower or any of its Subsidiaries from granting, or otherwise limit the ability of the Borrower or any of its Subsidiaries to grant to the Bank any Lien on any assets or properties of such Person; or (b) be violated or breached by any Loan Party's performance of its obligations under the Loan Documents.

         SECTION 9.8 PAYMENT TERMS. Materially change its selling terms of payment on accounts as in effect on the date of this Agreement or provide dating terms.

         SECTION 9.9 INVESTMENTS. Acquire for value, make, have or hold any Investments, except:

                  (a) Investments outstanding on the date hereof and listed on SCHEDULE 9.9 attached hereto and incorporated herein by reference;

                  (b) Travel advances to officers and employees in the ordinary course of business;

                  (c) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition;

                  (d) Certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by the Bank;

                  (e) Commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

                  (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America;

                  (g)      Money market accounts acceptable to the Bank;

                  (h) Extensions of credit in the nature of accounts or notes receivable arising from the sale of goods and services in the ordinary course of business;

                  (i) Shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

                  (j)      the Transactions;

                  (k) Acquisitions by the Borrower or any of its Subsidiaries of assets or businesses related to the Borrower's lines of business as in existence on the date hereof so long as: (i) the Bank is given not less than 15 Business Days' prior written notice of each such acquisition, (ii) no Default or Event of Default exists immediately prior to such acquisition or after giving effect thereto, (iii) the aggregate purchase price (with the amount of any liabilities which are assumed as part of such acquisition to be included as part of the purchase price) for all such acquisitions during any fiscal year of the Borrower does not exceed: (A) $2,500,000.00, if the Cash Flow Leverage Ratio and the Pro Forma Cash Flow Leverage Ratio at the most recent Quarterly Measurement Date was greater than 1.50 to 1.0; (B) $5,000,000.00, if the Cash Flow Leverage Ratio and the Pro Forma Cash Flow Leverage Ratio at the most recent Quarterly Measurement Date was less than or equal to 1.50 to 1.0; and (iv) the acquisition is an asset acquisition; and

                  (l) Additional Investments in any Subsidiary so long as, in the case of any Subsidiary other than Compex, the sum of the aggregate amount of such additional Investments or other extensions of credit (regardless of whether such extension of credit constitutes an Investment) by the Borrower or any other Subsidiary in such Subsidiary does not exceed $500,000.00 during the term of this Agreement.

         SECTION 9.10 INDEBTEDNESS. Incur, create, issue, assume or suffer to exist any Indebtedness except:

                  (a)      Indebtedness under this Agreement;

                  (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

                  (c) Indebtedness existing on the date of this Agreement and disclosed on SCHEDULE 9.10 attached hereto and incorporated herein by reference; PROVIDED, HOWEVER, that no such Indebtedness shall be refinanced without the express written consent of the Bank;

                  (d) Purchase Money Indebtedness secured by Liens permitted under SECTION 9.11(c); and other Indebtedness so long as the aggregate outstanding principal amount of Indebtedness permitted by this SECTION 9.10(d) shall not exceed $2,000,000.00 at any time; and

                  (e) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

         SECTION 9.11 LIENS. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

                  (a)      Liens created by any of the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on SCHEDULE 7.12 hereto;

                  (c) Liens securing Purchase Money Indebtedness incurred in connection with Capital Expenditures made after the date of this Agreement by way of purchase money security interest, purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, provided that the Indebtedness secured thereby is permitted as a Capital Expenditure at the time of such incurrence and does not exceed the lesser of the purchase price or the fair market value of such property at the time of its acquisition;

                  (d) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower;

                  (e) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.4;

                  (f) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.4;

                  (g) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

                  (h) Zoning restrictions, easements, licenses, restrictions on the use of real property or irregularities in title thereto, which do not materially impair the use of such property in the operation of the Borrower's business or the value of such property for the purpose of such business.

         SECTION 9.12 CONTINGENT LIABILITIES. Except as provided in the Loan Documents or as described on SCHEDULE 9.12 attached hereto and incorporated herein by reference, either: (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business; or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         SECTION 9.13 TRANSACTIONS WITH RELATED PARTIES. Either: (a) permit the direct or indirect transfer, distribution or payment of any of its funds, assets or property to any Related Party, except that the Borrower or any of its Subsidiaries may pay: (i) bona fide employee compensation (including benefits) to Related Parties for services actually rendered to such Person;
(ii) expenses incurred by an employee in the ordinary course of business;
(iii) expenses or rents for services or property or the use thereof allocated to such Person; PROVIDED, HOWEVER, that all such payments pursuant to subsections (a)(i), (ii) and (iii) shall not exceed the amount which would be payable in a comparable arm's length transaction with a third party who is not a Related Party; (iv) Permitted Distributions to the extent permitted by
SECTION 9.15; and (v) other amounts permitted by other subsections of this Section; (b) lend or advance money, credit or property to any Related Party;
(c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any assets or properties, of any Related Party except as permitted by SECTION 9.15 or otherwise permitted by other subsections of this Section; or (d) guarantee, assume, endorse or otherwise become responsible for, or enter into any agreement or instrument for the purpose of discharging or assuming (directly or indirectly, through the purchase of goods, supplies or services or otherwise) the indebtedness, performance, capability, obligations, dividends or agreement for the furnishing of funds of any Related Party or any officer, director or employee thereof except for the Guaranties permitted by SECTION 9.12.

         SECTION 9.14 UNCONDITIONAL PURCHASE OBLIGATIONS. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         SECTION 9.15 RESTRICTED PAYMENTS. Purchase or redeem or otherwise acquire for value any shares of the Borrower's stock, declare or pay any dividends thereon (other than stock dividends), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's stock or set aside any funds for any such purpose, or otherwise or make any distribution of assets to its shareholders as such except that: (a) any of the Borrower's direct or indirect wholly-owned Subsidiaries may pay dividends to its corporate parent; and (b) so long as no Default or Event of Default has occurred and is continuing at the time of the following described payment or would result therefrom, the Borrower and any of its less than wholly-owned Subsidiaries may pay dividends and/or redeem its shares of its stock so long as the aggregate amount of all such dividends and redemptions does not exceed $250,000.00 during any of the Borrower's fiscal years.

         SECTION 9.16 USE OF PROCEEDS. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank upon its request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

         SECTION 9.17 CASH FLOW LEVERAGE RATIO. Permit, as of any Quarterly Measurement Date, the Cash Flow Leverage Ratio to be greater than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:


                                                              Maximum Cash Flow
                  Period                                        Leverage Ratio
                  ------                                        --------------
                  On and after June 30, 1999 to
                  and including March 31, 2000                   3.00 to 1.0

                  On and after June 30, 2000 to and
                  including March31, 2001                        2.50 to 1.0

                  At all times thereafter                        2.00 to 1.0.

         SECTION 9.18 FIXED CHARGE COVERAGE RATIO. Permit, as of any Quarterly Measurement Date, the Fixed Charge Coverage Ratio to be less than 1.25:1.00.

         SECTION 9.19 NET WORTH. Permit, as of any Quarterly Measurement Date, the Borrower's Net Worth to be less than the greater of: (a) $20,000,000.00; or (b) the greater of: (i) 90% of the actual Net Worth at the immediately preceding fiscal year-end; or (ii) the minimum amount required by this SECTION 9.19 to have been maintained as of such immediately preceding fiscal year-end.

         SECTION 9.20 SALE AND LEASE. Enter into any agreement providing for the leasing by the Borrower or any of its Subsidiaries of property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to the lessor thereof, or which is substantially similar in purpose to property so sold.

         SECTION 9.21 OTHER TRANSACTION DOCUMENTS. Amend, modify, or supplement any provision of, or waive any other party's compliance with any of the terms of, any Transaction Document in any manner which: (a) requires the Borrower or any of its Subsidiaries to pay any additional consideration under such Transaction Document or otherwise imposes any financial obligation or burden on the Borrower or any of its Subsidiaries ; (b) could result in an Adverse Event; or (c) is materially adverse to the rights and benefits of the Bank under the Loan Documents.

                                   ARTICLE X
                        EVENTS OF DEFAULT AND REMEDIES

         SECTION 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default upon the expiration of the cure period, if any, described in the relevant event:

                  (a) The Borrower shall fail to make, within three (3) Business Days of when due, whether by acceleration or otherwise, (i) any payment of principal of, or interest on, the Notes or (ii) any fee or other amount required to be made to the Bank pursuant to any Loan Document; or

                  (b) Any representation or warranty made or deemed to have been made by or on behalf of any Loan Party in any of the Loan Documents or by or on behalf of any Loan Party in any certificate, statement, report or other writing furnished by or on behalf of any Loan Party to the Bank pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

                  (c) The Borrower shall fail to comply with SECTION 8.1(g), SECTION 8.2, SECTION 8.3 or any Section of ARTICLE IX hereof; or

                  (d) Any Loan Party shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents on its part to be performed (and such failure shall not constitute an Event of Default under any of the other provisions of this SECTION 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Bank; or

                  (e) Any Loan Party shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of any Loan Party or for a substantial part of its property or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for any Loan Party or for a substantial part of its property and shall not be discharged within 30 days; or

                  (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Loan Party and, if instituted against any Loan Party, shall have been consented to or acquiesced in by such Loan Party, or shall remain undismissed for 60 days, or an order for relief shall have been entered against any Loan Party, or any Loan Party shall take any corporate action to approve institution of, or acquiesced in, such a proceeding; or

                  (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against any Loan Party, shall be consented to or acquiesced in by any Loan Party or shall remain for 60 days undismissed, or any Loan Party shall take any corporate action to approve institution of, or acquiescence in, such a proceeding; or

                  (h) A judgment or judgments for the payment of money in excess of the sum of $50,000.00 in the aggregate shall be rendered against any or all of the Loan Parties and such Loan Parties shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) The Borrower or any ERISA Affiliate shall terminate any Plan if the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $50,000.00, or the PBGC shall terminate any Plan if such termination causes the Borrower or any of its ERISA Affiliates to incur any liability or obligation in excess of $50,000.00; or

                  (j) The maturity of any Indebtedness of any Loan Party (other than Indebtedness under this Agreement or the other Loan Documents) in the aggregate amount of more than $50,000.00 for one or more of the Loan Parties shall be accelerated, or any one or more Loan Parties shall fail to pay any such Indebtedness when due and any applicable grace period shall have expired, or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

                  (k)      Any Change of Control shall occur; or

                  (l) If the validity or enforceability of any of the Loan Documents shall be challenged by the Borrower or any other party thereto, or shall fail to remain in full force and effect; or

                  (m) The Bank shall have determined in good faith (which determination shall be conclusive) that (i) an Adverse Event has occurred or (ii) the Bank's interest in any material Collateral has been materially adversely affected or impaired, or the value thereof to the Lender has been diminished to a material extent, or (iii) the prospect of payment or performance of any obligation or agreement of the Borrower under any of the Loan Documents is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this SECTION 10.1; or

                  (n) (i) Any of David B. Kaysen, W. Glen Winchell or William J. Sweeney shall cease to respectively be the Borrower's President and Chief Executive Officer, Vice President and Chief Financial Officer or Vice President Sales and Marketing, or shall cease to perform the duties associated with such office as of the date of this Agreement; (ii) the Borrower fails to appoint a successor acceptable to the Bank, in its sole discretion, within 90 days of the date on which such individual shall cease to hold the required office and perform the required duties; and (iii) upon written notice from the Bank to the Borrower that an acceptable successor has not been timely appointed, the Borrower fails to pay the Loans and all other Obligations and terminate the Commitment within 90 days after the Borrower receives such written notice from the Bank; PROVIDED, HOWEVER, that, for purposes of this Agreement, a Default shall be deemed to exist only after the Bank delivers its written notice that an acceptable successor has not been timely appointed.

         SECTION 10.2 REMEDIES. If: (a) any Event of Default described in SECTIONS 10.1(e), (f) or (g) shall occur, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other Obligations under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate; (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and


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

unpaid interest thereon and all other Obligations under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding; (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank; and (iv) enforce all rights and remedies under any applicable law.

         SECTION 10.3 OFFSET. In addition to the remedies set forth in
SECTION 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, the Bank or any other holder of the Notes may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Bank or such other holder, or any obligations of the Bank or such other holder of the Notes, against the Indebtedness then owed by the Borrower to the Bank. The Borrower hereby grants to the Bank and each other Note holder a security interest in all such balances, credits, deposits, accounts or monies.

                                   ARTICLE XI
                                 MISCELLANEOUS

         SECTION 11.1 WAIVER AND AMENDMENT. No failure on the part of the Bank or the holder of any Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under any Note or any other Loan Document shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of any Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         SECTION 11.2  EXPENSES AND INDEMNITIES.

                  (a) LOAN DOCUMENTS. Whether or not any Loan is made, the Borrower agrees to pay and reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Bank, and including the costs of any appraisals and environmental assessments) in connection with the preparation, review, execution, delivery, amendment, modification or interpretation of the Loan Documents. The


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

         Borrower agrees to pay and reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including reasonable fees and expenses of legal counsel, who may be employees of the Bank in connection with the collection and enforcement of the Loan Documents. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof.

                  (b) GENERAL INDEMNITY. In addition to the payment of expenses pursuant to SECTION 11.2(a), whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby indemnifies, and agrees to pay and hold the Bank, its affiliates and any holder of any Notes, and their respective officers, directors, employees, agents, successors and assigns (collectively called the "INDEMNITEES") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees (or any of them), in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by the Bank, the Bank's agreement to make the Loans, or the use or intended use of the proceeds of any of the Loans (the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  (c)      SURVIVAL. The obligations of the Borrower under this
         SECTION 11.2 shall survive any termination of this Agreement.

         SECTION 11.3 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under ARTICLE II hereof shall be deemed to have been given only when received by the Bank. The Borrower hereby authorizes the Bank to rely upon the telephone or written instructions of any person identifying himself as an authorized officer of the Borrower and upon any signature which the Bank believes to be genuine, and the Borrower shall be bound thereby in the same manner as if the Borrower were authorized or such signature were genuine.

         SECTION 11.4 SUCCESSORS. This Agreement shall be binding upon the Borrower, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the successors and assigns of the Borrower and the Bank. The Borrower shall not assign its rights or duties hereunder without the consent of the Bank. The Bank may assign its rights and obligations under this Agreement and the Loan Documents to any Person, without the prior consent of the Borrower.

         SECTION 11.5 PARTICIPATIONS. The Bank may sell participation interests in any or all of the Loans and in all or any portion of the Commitment to any Person without the prior consent of the Borrower.

         SECTION 11.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         SECTION 11.8 ENTIRE AGREEMENT. This Agreement, the Notes and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 11.10 GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED IN ANY LOAN DOCUMENT, THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         SECTION 11.11 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANK, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH THE


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

BORROWER IS A PARTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         SECTION 11.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 11.13 RELEASE OF CERTAIN GUARANTIES; ETC. The Bank agrees that any Subsidiary Guaranty executed and delivered by a Foreign Subsidiary shall be terminated on the date (the "Subsidiary Guaranty Release Date") on which the Bank receives the Borrower's consolidated financial statements for any Quarterly Measurement Date occurring on or after June 30, 2000 together with a Guaranty/Pledge Release Compliance Certificate in the form of EXHIBIT F attached hereto appropriately completed and duly certified by the Borrower's chief financial officer or treasurer certifying that the following conditions (the "Subsidiary Guaranty Release Conditions") were satisfied as of such Quarterly Measurement Date and the Subsidiary Guaranty Release Date, as the case may be:

                  (a) as of such Quarterly Measurement Date: (i) the Domestic Cash Flow Leverage Ratio was not greater than the maximum Cash Flow Leverage Ratio permitted for such Quarterly Measurement Date; (ii) the Domestic Fixed Charge Coverage Ratio was not less than 1.25 to 1.0; and (iii) no Default or Event of Default has occurred and is continuing; and

                  (b) as of the Subsidiary Guaranty Release Date, no Default or Event of Default has occurred and is continuing.

Following receipt and approval by the Bank of the Guaranty/Pledge Release Compliance Certificate, the Bank shall execute and deliver to the Borrower the Guaranty/Pledge Release Acknowledgment Certificate in the form of EXHIBIT G attached hereto, thereby acknowledging


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

the termination of each Subsidiary Guaranty executed by a Foreign Subsidiary and release the portion of the "Pledged Shares" described therein, all in accordance with the terms thereof.

         SECTION 11.14 COMPEX GUARANTY. At any time after December 31, 1999, but prior to the occurrence of the Subsidiary Guaranty Release Date, the Bank, in its sole discretion, by written notice to the Borrower, may require that Compex SA amend its Subsidiary Guaranty to substantially conform to EXHIBIT H attached hereto and the Borrower agrees that, within 10 Business Days after the date of the Bank's notice, it will cause Compex SA to execute and deliver such amended Subsidiary Guaranty together with any shareholder or director resolutions and opinions of counsel as may be required by the Bank, in its sole discretion.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                              REHABILICARE INC.



                                              By
                                              Its

                                              1811 Old Highway Eight
                                              New Brighton, MN 55112-3493
                                              Attention: Mr.W. Glen Winchell
                                              Vice President Finance/CFO
                                              Telephone:  (651) 638-0428
                                              Telecopier: (651) 638-0477


                                              U.S. BANK NATIONAL ASSOCIATION



                                              By
                                              Its

                                              U.S. Bank Place MPFP 0602
                                              601 Second Avenue South
                                              Minneapolis, MN  55402-4302
                                              Attention: Mr. Michael Staloch
                                                         Vice President
                                              Telephone:  (612) 973-0527
                                              Telecopier:  (612) 973-0823


                                      50